   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 13, 2001

                                                    REGISTRATION NO. 333-_______
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                  -------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                  -------------

                           REGENT COMMUNICATIONS, INC.
                     ---------------------------------------
             (Exact name of registrant as specified in its charter)

           DELAWARE                                            31-1492857
-----------------------------------                       ----------------------
(State or other jurisdiction of                           (I.R.S. Employer
incorporation or organization)                            Identification No.)

                         100 EAST RIVERCENTER BOULEVARD
                                    9TH FLOOR
                            COVINGTON, KENTUCKY 41011
                          -----------------------------
                         (Address of principal executive
                           offices including zip code)

       THE REGENT COMMUNICATIONS, INC. 1998 MANAGEMENT STOCK OPTION PLAN,
                                   AS AMENDED;
          REGENT COMMUNICATIONS, INC. 2001 DIRECTORS' STOCK OPTION PLAN
          -------------------------------------------------------------

                       (Full title of the plan) Copy To:

 TERRY S. JACOBS                                 RICHARD G. SCHMALZL, ESQ.
 CHAIRMAN OF THE BOARD                           H. SAMUEL LIND, ESQ.
 AND CHIEF EXECUTIVE OFFICER                     GRAYDON HEAD & RITCHEY LLP
 100 EAST RIVERCENTER BOULEVARD                  1900 FIFTH THIRD CENTER
 9TH FLOOR                                       511 WALNUT STREET
 COVINGTON, KENTUCKY 41011                       CINCINNATI, OHIO 45202
 (859) 292-0030                                  (513) 621-6464
 (859) 292-0352 (FAX)                            (513) 651-3836 (FAX)
 (Name, address and telephone
  number, including area code,
  of agent for service)

                         CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------
 TITLE OF EACH CLASS                         PROPOSED MAXIMUM       PROPOSED MAXIMUM         AMOUNT OF
 OF SECURITIES TO BE      AMOUNT TO BE      OFFERING PRICE PER     AGGREGATE OFFERING     REGISTRATION FEE
      REGISTERED          REGISTERED(1)           SHARE                 PRICE(1)
-----------------------------------------------------------------------------------------------------------
  COMMON STOCK, $.01        1,716,584            $7.36(2)           $12,634,058.24(2)        $3,158.51
 PAR VALUE PER SHARE        SHARES(3)
-----------------------------------------------------------------------------------------------------------
    COMMON STOCK,           1,586,166            $5.00(4)             $7,930,830(4)          $1,982.71
         $.01               SHARES(4)
    PAR VALUE PER
        SHARE
-----------------------------------------------------------------------------------------------------------
    COMMON STOCK,            35,500              $5.50(4)              $195,250(4)             $48.81
         $.01               SHARES(4)
    PAR VALUE PER
        SHARE
-----------------------------------------------------------------------------------------------------------
    COMMON STOCK,            90,500              $7.81(4)              $706,805(4)            $176.70
         $.01               SHARES(4)
    PAR VALUE PER
        SHARE
-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------
    COMMON STOCK,            43,500(4)          $6.843(4)            $297,670.50(4)            $74.42
         $.01                SHARES
    PAR VALUE PER
        SHARE
-----------------------------------------------------------------------------------------------------------
    COMMON STOCK,            20,000              $6.75(4)              $135,000(4)             $33.75
         $.01               SHARES(4)
    PAR VALUE PER
        SHARE
-----------------------------------------------------------------------------------------------------------
    COMMON STOCK,            10,000              $6.63(4)              $66,300(4)              $16.58
         $.01               SHARES(4)
    PAR VALUE PER
        SHARE
-----------------------------------------------------------------------------------------------------------
    COMMON STOCK,             2,500             $7.3125(4)            $18,281.25(4)            $4.57
         $.01               SHARES(4)
    PAR VALUE PER
        SHARE
-----------------------------------------------------------------------------------------------------------
    COMMON STOCK,            493,750             $7.76(4)             $3,831,500(4)           $957.88
         $.01               SHARES(4)
    PAR VALUE PER
        SHARE
-----------------------------------------------------------------------------------------------------------
    COMMON STOCK,            345,000             $7.36(2)             $2,539,200(2)           $634.80
         $.01               SHARES(5)
 PAR VALUE PER SHARE
-----------------------------------------------------------------------------------------------------------
    COMMON STOCK,            145,000             $7.76(6)             $1,125,200(6)           $281.30
         $.01               SHARES(6)
    PAR VALUE PER
        SHARE
-----------------------------------------------------------------------------------------------------------
    COMMON STOCK,            10,000             $7.815(6)              $78,150(6)              $19.54
         $.01               SHARES(6)
    PAR VALUE PER
        SHARE
-----------------------------------------------------------------------------------------------------------

(1) In addition, pursuant to Rule 416, this registration statement covers such additional shares as may be issued by reason of stock splits, stock dividends or similar transactions.

(2) Estimated solely for purposes of calculating the amount of the registration fee pursuant to Rule 457(c) and (h), based upon the average of the high and low prices of Regent Common Stock as reported on The Nasdaq National Market on September 10, 2001.

(3) Represents the number of shares of Regent Common Stock currently reserved or available for issuance under The Regent Communications, Inc. 1998 Management Stock Option Plan, as amended, less 2,281,916 shares issuable upon the exercise of stock options previously granted as described in note (4) below.

(4) Represents shares of Regent Common Stock issuable upon the exercise of stock options previously granted under The Regent Communications, Inc. 1998 Management Stock Option Plan, as amended, but not previously registered, at the exercise prices shown as the proposed maximum offering price per share in accordance with Rule 457(h).

(5) Represents the number of shares of Regent Common Stock currently reserved or available for issuance under the Regent Communications, Inc. 2001 Directors' Stock Option Plan, less 155,000 shares issuable upon the exercise of stock options previously granted as described in note (6) below.

(6) Represents shares of Regent Common Stock issuable upon the exercise of stock options previously granted under the Regent Communications, Inc. 2001 Directors' Stock Option Plan, but not previously registered, at the exercise price shown as the proposed maximum offering price per share in accordance with Rule 457(h).


  ============================================================================



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



PART I        INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS.

         The documents containing the information required in Part I of the registration statement will be provided to each participant as required by Rule 428(b)(1). Such documents are not being filed with the SEC in accordance with the instructions to Form S-8, but constitute (along with the documents incorporated by reference into the registration statement pursuant to Item 3 of
Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933.

PART II       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT.

Item 3.       Incorporation of Documents by Reference.
              ---------------------------------------

         The following documents, as filed with the Commission, are incorporated herein by reference:

         (1) the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2000;

         (2) the Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 2001; and

         (3) the description of the Registrant's Common Stock contained in the registration statement filed under the Securities and Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description.

         All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all such securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing such documents.

Item 4.           Description of Securities.
                  -------------------------

                  Not Applicable.

Item 5.           Interest of Named Experts and Counsel.
                  -------------------------------------

                  Not Applicable.

Item 6.           Indemnification of Directors and Officers.
                  -----------------------------------------

         As permitted by Section 102(b)(7) of the General Corporation Law of the State of Delaware (the "DGCL"), the Certificate of Incorporation of the Registrant provides that a director of the Registrant shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or



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

omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the Certificate of Incorporation of the Registrant requires that the liability of a director of the Registrant must be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. Further, any repeal or modification of this provision of the Certificate of Incorporation of the Registrant by the stockholders of the Registrant shall not adversely affect any right or protection of a director of the Registrant existing at the time of such repeal or modification.

         In accordance with Section 145 of the DGCL, the Certificate of Incorporation and the Amended and Restated By-laws of the Registrant provide that the Registrant shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is threatened to be made a party, or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he, or a person for whom he is a legal representative, is or was a director, officer, employee or agent of the Registrant or is or was serving at the request of the Registrant as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses reasonably incurred by such person. The indemnification and advancement of expenses pursuant to the Certificate of Incorporation and By-laws are not exclusive of any other rights which the person seeking indemnification may have under any statute, provision of such Certificate of Incorporation, By-laws, agreement, vote of stockholders or disinterested directors or otherwise. Pursuant to the terms of the Certificate of Incorporation and the By-laws, the Registrant is required to indemnify a person in connection with a proceeding initiated by such person only if the proceeding was authorized by the Board of Directors of the Registrant. Pursuant to Section 145 of the DGCL, the Registrant may only indemnify a person if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         The Certificate of Incorporation and the By-laws further provide that the Registrant shall pay the expenses of directors and executive officers of the Registrant, and may pay the expenses of all other officers, employees or agents of the Registrant, incurred in defending any proceeding, in advance of its final disposition, upon receipt of an undertaking by the director, officer, employee or agent to repay all amounts advanced if it should be ultimately determined that such person is not entitled to be indemnified under the provisions of the Certificate of Incorporation, the By-laws or otherwise.

         Section 145 of the DGCL further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and
(b) of Section 145 or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person's heirs, executors and administrators.

         The Certificate of Incorporation and the By-laws provide that the Registrant's obligation, if any, to indemnify any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity, shall be reduced by any amount such person may collect as indemnification from such other entity.

         If the indemnification provisions of the Certificate of Incorporation or By-laws are repealed or modified, such repeal or modification will not adversely affect any right or protection thereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

         Regent carries directors' and officers' liability insurance coverage which insures its directors and officers and the directors and officers of its subsidiaries in certain circumstances.

Item 7.           Exemption from Registration Claimed.
                  -----------------------------------

                  Not applicable.


Item 8.           Exhibits.
                  --------

Exhibit           Description of Exhibit
-------           ----------------------
  4.1             The Regent Communications, Inc. 1998 Management Stock Option
                  Plan, as amended*
  4.2             Regent Communications, Inc. 2001 Directors' Stock Option
                  Plan*
  5.1             Opinion of Graydon Head & Ritchey LLP
 23.1             Consent of Graydon Head & Ritchey LLP (included in Exhibit
                  5.1)
 23.2             Consent of PricewaterhouseCoopers LLP
-------------------------------------------------------
*        Incorporated by reference.  See Exhibit Index.

Item 9.           Undertakings
                  ------------

A.            INDEMNIFICATION

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referred to in Item 6, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

B.       SUBSEQUENT EXCHANGE OF DOCUMENTS

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.       OTHER

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represented no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;


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

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs 1(i) and 1(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on September 12, 2001.

                                 REGENT COMMUNICATIONS, INC.

                                 By:      /s/ TERRY S. JACOBS
                                          ----------------------------------
                                          Terry S. Jacobs
                                          Chairman of the Board and Chief
                                          Executive Officer

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints TERRY S. JACOBS, WILLIAM L. STAKELIN and ANTHONY A. VASCONCELLOS, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign and execute on behalf of the undersigned any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with any such amendments, as fully to all intents and purposes as he might or could do in person, and does hereby ratify and confirm all that said attorneys-in-fact and agents, and each of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Principal Executive Officer:

/s/ TERRY S. JACOBS                               Date:    September 12, 2001
---------------------------
Terry S. Jacobs
Chairman of the Board, Chief Executive
Officer and Secretary

Principal Financial Officer and Principal
Accounting Officer:

/s/ ANTHONY A. VASCONCELLOS                        Date:    September 12, 2001
---------------------------
Anthony A. Vasconcellos
Senior Vice President and Chief Financial Officer



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

Directors of the Company:

/s/ JOEL M. FAIRMAN                         Date:    September 12, 2001
---------------------------
Joel M. Fairman


                                            Date:
---------------------------
Kenneth J. Hanau


/s/ WILLIAM H. INGRAM                       Date:    September 12, 2001
---------------------------
William H. Ingram


/s/ TERRY S. JACOBS                         Date:    September 12, 2001
---------------------------
Terry S. Jacobs


/s/ R. GLEN MAYFIELD                        Date:    September 12, 2001
---------------------------
R. Glen Mayfield


/s/ RICHARD H. PATTERSON                    Date:    September 12, 2001
---------------------------
Richard H. Patterson


/s/ WILLIAM L. STAKELIN                     Date:    September 12, 2001
---------------------------
William L. Stakelin


                                            Date:
---------------------------
William P. Sutter, Jr.


/s/ JOHN H. WYANT                           Date:    September 12, 2001
---------------------------
John H. Wyant








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


                                INDEX TO EXHIBITS
                                -----------------


Exhibit              Description of Exhibit
-------              ----------------------

  4.1 The Regent Communications, Inc. 1998 Management Stock Option Plan, as amended (filed as an Exhibit to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2001, and incorporated by reference herein)*

  4.2 Regent Communications, Inc. 2001 Directors' Stock Option Plan (filed as an Exhibit to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2001, and incorporated by reference herein)*

  5.1             Opinion of Graydon Head & Ritchey LLP

 23.1             Consent of Graydon Head & Ritchey LLP (included in Exhibit
                  5.1)

 23.2             Consent of PricewaterhouseCoopers LLP

-----------------
*        Incorporated by reference.